UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: November 15, 2006

CHINA VITUP HEALTH CARE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52489	45-0552679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108-1 Nashan Road Zhongshan District Dalian, P.R.C.
(Address of principal executive offices)

Registrant’s telephone number, including area code: 86-411-8265-3668

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of Officer

This form 8-K is being filed to clarify that, in addition to serving as the Chairman of the Board of Directors of China Vitup Health Care Holdings, Inc., a Nevada corporation (the “Company”), Mr. ShuBin Wang has also served as the President of the Company since November 15, 2006, when the Company completed the closing under an Agreement for Share Exchange with China Vitup Healthcare Holdings, Inc., a British Virgin Islands corporation, and the shareholders of China Vitup BVI.

In addition to serving as the President of the Company, Mr. ShuBin Wang has been the Chairman of the Board of Directors (the “Board”) of the Company since October 2006.  His primary responsibility is the general management of the Board.  In addition to serving as the President and on the Board, Mr. Wang also serves as: i) the Executive Director of the Registrant’s wholly-owned subsidiary, Dalian Vitup Management; ii) as the President and Director of the Registrant’s operating affiliate, Dalian Vitup Healthcare; and iii) as the Executive Director of the Registrant’s operating affiliate, the Dalian Vitup Clinic. Prior to beginning his tenure as the Chairman of the Board of the Registrant, Mr. Wang co-founded Dalian Vitup Healthcare in 2004.  Dalian Vitup Healthcare is the primary business operation of the Registrant.  In 1998, Mr. Wang founded a chain of Herbal Pharmacy stores located throughout China, which he actively managed until 2004.  From 1994 to 1998, Mr. Wang served as the manager of PACC (Pingan) Insurance, where he oversaw the company’s operations.  Mr. Wang holds a Master of Business Administration from the Dalian University of Science and Technology, located in Dalian City in the Liaoning Province of the PRC.

Mr. ShuBin Wang, chairman of the Board and President, is married to Ms. Feng Gu, director and Chief Executive Officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA  VITUP HEALTH CARE HOLDINGS, INC.

Date: July 10, 2009

/s/ Feng Gu

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By:   Feng Gu, Chief Executive Officer